UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 7, 1998



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events

     On August 6, 1998, Farm Family Holdings, Inc. issued a press release announcing the results of its operations for the three months ended June 30, 1998 and that it will revise its accounting policy for its extended earnings program.

Item 7.  Financial Statements and Exhibits


The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      FARM FAMILY HOLDINGS, INC.
                                                              (Registrant)




     August 7, 1998         /s/ Philip P. Weber
-----------------------   ------------------------------------------------------
        (Date)                              Philip P. Weber
                                           President and CEO

Exhibit 99
                                        For Release: Immediate
                                        Contact: Timothy A. Walsh
                                                 Executive Vice President -
                                                 Finance & Treasurer
                                                 (518) 431-5410

      Farm Family Holdings Announces Adoption of New Accounting Policy and
         Preliminary Results for the Second Quarter Ended June 30, 1998

Glenmont, New York - August 6, 1998 - - Farm Family Holdings, Inc. (NYSE: FFH) today announced the results of its operations for the three months ended June 30, 1998 and that it will revise its accounting policy for its extended earnings program.

The Company's extended earnings program (the "Program") provides eligible agents with monthly extended earnings payments for up to eight years after the termination of their association with the Company. Since the establishment of the Program in 1986, these payments have been funded entirely from the commissions earned by successor agents who were assigned the right to service the book of business formerly serviced by an eligible agent. In the event that such commissions were insufficient to fund these extended earnings payments, the Company would be responsible for such payments. In accordance with the accounting policy followed by the Company since the inception of the Program, the Company considered its obligation to be a contingent liability and disclosed the nature and amount of such contingent liability in the notes to its consolidated financial statements.

The Company plans to implement the guidance of Statement of Financial Accounting Standards No. 112 ("FAS 112") to account for the Program. As a result, the Company intends to restate certain previously issued financial statements to record a liability for the Program. Although the Company has not yet finalized the calculation of this liability, the impact of this restatement is currently estimated to reduce the Company's book value per share as of June 30, 1998 by approximately 3.9% or $1.02 to $24.93 from $25.95. The estimated impact of this restatement on the Company's operating earnings for the following periods is currently estimated as follows (amounts in thousands):


                                                                                       Per Share Amounts
                                                  As Previously   As Restated    As Previously   As Restated
     Period                                          Reported     (estimated)       Reported     (estimated)
     ------                                          --------     -----------       --------     -----------
     Three Months Ended June 30, 1998                  $2,738          $2,688          $0.52           $0.51
     Six Months Ended June 30, 1998                    $5,864          $5,764          $1.10           $1.09
     Three Months Ended June 30, 1997                  $3,612          $3,587          $0.69           $0.68
     Six Months Ended June 30, 1997                    $6,726          $6,676          $1.28           $1.27
     Year Ended December 31, 1997                     $14,990         $14,890          $2.84           $2.82
     Year Ended December 31, 1996                      $9,648          $9,448          $2.42           $2.37
     Year Ended December 31, 1995                      $9,004          $8,804          $3.00           $2.93


The Company is considering revising certain terms of its agent contract in 1998 which may result in the elimination of a portion of the FAS 112 liability noted above. Assuming such modifications were made, the Company currently estimates its book value per share could be reduced by approximately $0.59 as compared to the Company's current estimate of $1.02 without the modifications. If the modifications were made, the Company currently expects there may be no
additional  charges  to  the  Company's   operating  earnings  for  the  Program
subsequent to the effective date of such modifications. Additionally, it is possible that further measures taken by the Company could result in the elimination of the entire FAS 112 liability or result in the recognition of a gain which could negate the reduction in the Company's book value noted above. At this time, however, there can be no assurances that the Company will be able to eliminate all or any portion of its FAS 112 liability, recognize a gain to offset the reduction in its book value as a result of recording its FAS 112 liability, or eliminate additional charges to the Company's operating earnings for the Program.

Since the Company's calculation of the FAS 112 liability is not yet finalized, the Company has not restated any previously issued financial statements, nor made any provision for this potential restatement in the financial information set forth below. The Company believes the calculation of its liability pursuant to FAS 112 will be completed in the near future. At that time, the Company intends to restate previously issued financial statements and issue a revised earnings release for the second quarter of 1998.

Operating Results

The following financial information does not include the impact of the Company's adoption of the provisions of the guidance of FAS 112. The Company currently estimates that operating earnings, net income and underwriting expenses for the three month and six month periods ended June 30, 1998 and 1997 will be impacted by the anticipated restatement of certain of the Company's previously issued financial statements.

Operating earnings for the three months ended June 30, 1998 were $2,738,000 compared to $3,612,000 for the same period in 1997. On a diluted per share basis, operating earnings were $0.52 for the three months ended June 30, 1998 and $0.69 for the same period in 1997. Operating earnings for the second quarter of 1998 were adversely impacted by pretax losses from tornadoes and severe thunder storms of approximately $2,000,000 or $0.25 per share. Excluding the impact of these severe storm losses, operating earnings for the second quarter of 1998 would have increased approximately 12.9% to $4,077,000 or $0.77 per share as compared to operating earnings of $3,612,000 or $0.69 per share for the same quarter in 1997.

Operating earnings for the six months ended June 30, 1998 were $5,864,000 compared to $6,726,000 for the same period in 1997. On a diluted per share basis, operating earnings for the six months ended June 30, 1998 were $1.10 compared to $1.28 for the same period in 1997. Operating earnings exclude the impact of realized investment gains (losses), extraordinary items, nonrecurring charges, and the related taxes thereon.

Philip P. Weber, President & CEO of Farm Family Holdings, Inc. said, "Although the impact of the first quarter ice storms and catastrophe losses from tornadoes and severe thunder storms in the second quarter negatively impacted our operating results, we did an outstanding job assisting in the recovery of our insureds in the affected areas. We remain committed to the agribusiness, rural, and suburban communities we serve and continue to enhance our penetration into these markets."

Premiums

Premium revenue increased $9,168,000 or 25.6% to $44,929,000 for the three months ended June 30, 1998 compared to $35,761,000 for the same period in 1997. For the six months ended June 30, 1998, premium revenue increased 24.0% to $87,744,000 compared to $70,734,000 for the same period in 1997. The increase in premium revenue for the six months ended June 30, 1998 was primarily attributable to an increase of $11,390,000 in premium revenue from direct writings, a $2,890,000 increase in premiums from the Company's voluntary assumed reinsurance business, and a reduction of $4,292,000 in premiums ceded to the Company's affiliate, United Farm Family Insurance Company ("United Farm Family"). These increases were partially offset by an increase of $1,095,000 in premiums ceded to the Company's reinsurers. Effective December 31, 1997, the Company's reinsurance agreements with United Farm Family which reinsured the Company's incurred losses greater than $100,000 up to $300,000 were terminated. As a result, the Company's retention per loss, net of reinsurance, increased from $100,000 in 1997 to $300,000 in 1998.

Net written premiums increased $5,645,000 or 13.1% to $48,598,000 for the three months ended June 30, 1998 compared to $42,953,000 for the same period in 1997. For the six months ended June 30, 1998, net written premiums increased 20.4% to $95,954,000 compared to $79,681,000 for the same period in 1997. The increase in net written premiums for the six months ended June 30, 1998 was primarily attributable to an increase of $11,528,000 or 14.3% in direct writings (excluding assigned risk automobile business premiums received by the Company) and to a lesser extent, a reduction in premiums ceded to the Company's reinsurers and an increase in the Company's written voluntary assumed reinsurance business. Direct writings for the three months ended June 30, 1998 increased primarily as a result of an increase in writings of all of the Company's primary products. Geographically, the increase in the direct writings from New Jersey accounted for $5,302,000 ($4,004,000 of which represents increased personal auto business) of the increase in the Company's direct writings during the six months ended June 30, 1998 compared to the same period in 1997.

Mr. Weber said, "We have continued to increase writings of all of our primary products: personal and commercial automobile, the Special Farm Package, businessowners, and homeowners products. The increase in our direct writings during the second quarter of 1998 came from New Jersey, New York, Massachusetts, Connecticut, West Virginia, Delaware, Vermont, Rhode Island, and New Hampshire. The Company and the New Jersey Farm Bureau are working together to better control the growth of our New Jersey personal auto business. Additionally, we continue to evaluate strategic alternatives for the Company regarding the recently enacted legislation related to personal automobile business written in the state of New Jersey."

Combined Ratio

Farm Family Casualty Insurance Company's statutory combined ratio was 99.0% for the three months ended June 30, 1998 compared to 94.9% for the same period in 1997. The statutory combined ratio for the six months ended June 30, 1998 was 99.8% compared to 96.5% for the same period in 1997. Loss and loss adjustment expenses were 75.4% of premium revenue for the six months ended June 30, 1998 compared to 70.3% for the same period in 1997. The increase in the loss and loss adjustment expense ratio was primarily attributable to an increase in weather related losses incurred during the six months ended June 30, 1998 as compared to the same period in 1997. Storm and weather related losses incurred on the Company's direct written business in the northeast were $6,780,000 for the six months ended June 30, 1998 compared to $3,219,000 for the same period in 1997. In addition, during the six months ended June 30, 1998, the Company incurred losses of approximately $500,000 as a result of severe weather which impacted certain midwestern risks which the Company reinsures.

Investment Income

Net investment income for the second quarter of 1998 increased 5.3% to $4,751,000 compared to $4,510,000 for the same period in 1997. For the six months ended June 30, 1998, net investment income was $9,518,000 compared to $8,926,000 for the same period in 1997. The increase in net investment income is primarily attributable to an increase in invested assets resulting from the investment of available operating cash flow.

Net Income

Net income for the second quarter of 1998 was $2,878,000 compared to $7,220,000 for the same period in 1997. On a diluted per share basis, net income for the second quarter of 1998 was $0.54 compared to $1.37 for the same period in 1997. Net income for the second quarter of 1997 included a net realized investment gain of $5,551,000 primarily attributable to the sale of an equity investment.

Net income for the six months ended June 30, 1998 was $6,086,000 compared to $10,276,000 for the same period in 1997. On a diluted per share basis, net income for the six months ended June 30, 1998 was $1.15 compared to $1.96. Net income for the six months ended June 30, 1997 included a net realized investment gain of $5,461,000 and net income for the six months ended June 30, 1998 included the impact of abnormally high weather related losses.

Mr. Weber said, "We remain focused on providing outstanding service to our customers and creating value for our shareholders."

Acquisition of Farm Family Life Insurance Company

On February 26, 1998, the Company's Board of Directors approved the exercise of the Company's option to acquire Farm Family Life Insurance Company ("Farm Family Life") pursuant to the terms of an Amended and Restated Option Purchase Agreement (the "Amended and Restated Option Purchase Agreement") among the Company and the shareholders of the Farm Family Life.

The Company will pay an exercise price of $37.5 million to acquire Farm Family Life consisting of $31.5 million of the Company's common stock and $6 million stated value of the Company's 6-1/8% voting preferred stock, less certain expenses to be paid by Farm Family Life in connection with the acquisition on behalf of the shareholders of Farm Family Life. The proposed acquisition is subject to certain closing conditions, including the approval of the Company's stockholders. At this time, the Company expects to close the acquisition of Farm Family Life during the fourth quarter of 1998.

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company, a specialized, regional property and casualty insurer of farms, agricultural related businesses and residents and businesses of rural and suburban communities.


----------------------------------
Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements with respect to the Company's adoption of the guidance provided in FAS 112, proposed modifications to the Company's agent contract and further actions to be taken by the Company which may result in the potential elimination of some or all of its liability pursuant to FAS 112, and estimates of the potential impact of the restatement of the Company's financial statements on the book value per share and operating earnings per share of the Company, statements with respect to the Company's potential acquisition of Farm Family Life, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the finalization of the Company's calculation of its liability pursuant to FAS 112, the proposed modifications to the Company's agent contract and further actions being considered by the Company which may result in the potential elimination of some or all of the Company's liability pursuant to FAS 112, and the resulting impact thereof on the book value per share and operating earnings per share of the Company, the results of operations of the Company and Farm Family Life, fluctuations in the market value of shares of the Company's common stock, the satisfaction of the closing conditions set forth in the Amended and Restated Option Purchase Agreement, exposure to catastrophic loss, geographic concentration of loss exposure, general economic conditions and conditions specific to the property and casualty insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including the Form 10-K filed for the fiscal year ended December 31, 1997 and the Prospectus dated July 22, 1996. Accordingly, there can be no assurance that actual results will conform to the forward-looking statements in this press release.

                                   ***More***


               FARM FAMILY HOLDINGS, INC.
      Condensed Consolidated Statements of Income
         ($ in thousands except per share data)

                                                                 Three                   Six Months
                                                              Months Ended                  Ended
                                                                June 30,                  June 30,
                                                                --------                  --------
                                                            1998         1997         1998          1997
                                                            -----        ----         ----          ----
Revenues:
   Premiums                                                  $44,929      $35,761      $87,744      $70,734
   Net investment income                                       4,751        4,510        9,518        8,926
   Realized investment gains, net                                216        5,551          342        5,461
   Other income                                                  264          265          483          485
                                                        ------------- ------------ ------------ ------------
         Total Revenues                                       50,160       46,087       98,087       85,606
                                                        ------------- ------------ ------------ ------------

Losses and Expenses:
   Losses and loss adjustment expenses                        33,988       25,023       66,127       49,720
   Underwriting expenses (2)                                  11,868       10,107       23,081       20,197
   Interest expense                                                -           26           25           52
   Dividends to policyholders                                      5           74           55          112
                                                        ------------- ------------ ------------ ------------
         Total Losses and Expenses                            45,861       35,230       89,288       70,081
                                                        ------------- ------------ ------------ ------------

Income before federal income tax expense (2)                   4,299       10,857        8,799       15,525

Federal income tax expense (2)                                 1,421        3,637        2,713        5,249

                                                        ------------- ------------ ------------ ------------
         Net Income (2)                                       $2,878       $7,220       $6,086      $10,276
                                                        ------------- ------------ ------------ ------------

Operating Income (1) (2)                                      $2,738       $3,612       $5,864       $6,726
                                                        ------------- ------------ ------------ ------------

Per Share Data

  Net income per share-Diluted (2)                             $0.54        $1.37        $1.15        $1.96
                                                        ------------- ------------ ------------ ------------

  Operating income per share-Diluted (1) (2)                   $0.52        $0.69        $1.10        $1.28
                                                        ------------- ------------ ------------ ------------

  Weighted average shares outstanding-Diluted              5,313,386    5,253,813    5,307,442    5,253,813
                                                        ------------- ------------ ------------ ------------

(1)  Operating  earnings  exclude  the  impact  of  realized   investment  gains
     (losses),  extraordinary items, nonrecurring charges, and the related taxes thereon.
(2)  The Company currently estimates that underwriting  expenses,  income before federal  income tax  expense,  federal  income  tax  expense,  net  income, operating income, net income per share, and operating income per share will be  impacted by the  anticipated  restatement  of certain of the  Company's previously issued financial statements.


                                   ***More***


                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                      ($ in thousands except per share data)

                                                                                     06/30/98         12/31/97
                                                                                     --------         --------
Assets:
    Investments                                                                      $292,495         $280,431
    Cash                                                                                5,523            5,841
    Insurance receivables                                                              50,985           40,484
    Deferred acquisition costs                                                         13,437           12,613
    Accrued investment income                                                           5,351            5,408
    Other assets                                                                       23,480           23,501
                                                                                  ------------    -------------
         Total Assets                                                                $391,271         $368,278
                                                                                  ------------    -------------


Liabilities:
    Reserves for losses and loss adjustment expenses                                 $168,411         $156,622
    Unearned premium reserve                                                           72,650           66,069
    Debt                                                                                    -            1,268
    Other liabilities (1)                                                              13,857           14,392
                                                                                  ------------    -------------
         Total Liabilities (1)                                                        254,918          238,351
                                                                                  ------------    -------------


Stockholders' equity (1)                                                              136,353          129,927
                                                                                  ------------    -------------
         Total Liabilities and Stockholders' Equity (1)                              $391,271         $368,278
                                                                                  ------------    -------------

Book Value Per Share (1)                                                               $25.95           $24.73
                                                                                  ------------    -------------

Book Value Per Share  (excluding SFAS 115 adjustment) (1)                              $24.48           $23.32
                                                                                  ------------    -------------

         Shares Outstanding                                                         5,253,813        5,253,813
                                                                                  ------------    -------------




(1)     The  Company   currently   estimates  that  other   liabilities,   total
        liabilities,  stockholders'  equity, total liabilities and stockholders'
        equity,  and book value per share will be  impacted  by the  anticipated restatement  of certain of the  Company's  previously  issued  financial statements.






                                    ***End***